UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2009

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Exact name of registrant specified in its charter)

Maryland	000-53649	26-0658752

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 26, 2009, KBS Real Estate Investment Trust II, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBSII Willow Oaks, LLC, purchased three office buildings containing 570,038 rentable square feet (the “Willow Oaks Corporate Center”) from Cognac Willow Oaks, LLC, which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC. The Willow Oaks Corporate Center is located at 8260, 8270 and 8280 Willow Oaks Corporate Drive in Fairfax, Virginia on approximately 11.4 acres of land.

The purchase price of the Willow Oaks Corporate Center was approximately $112.2 million plus closing costs. The Company funded the acquisition of the Willow Oaks Corporate Center with proceeds from the Company’s ongoing initial public offering, but may later place mortgage debt on the property.

The Willow Oaks Corporate Center consists of three office buildings that were built in 1986, 1989 and 2003, respectively. Currently, the Willow Oaks Corporate Center is 94% leased to 14 tenants. The current aggregate annual effective base rent for the tenants of the Willow Oaks Corporate Center is approximately $14.2 million and the current weighted-average remaining lease term for the tenants is approximately 5.5 years. The current weighted-average rental rate over the lease term is $30.23 per square foot.

Currently, the Willow Oaks Corporate Center has two tenants that individually occupy more than 10% of the total rentable square feet of the property. Both tenants provide IT services and business solutions to the government as well as the private sector. Together, these two tenants occupy approximately 40% of total rentable square feet and the average rental rate over the lease terms is $29.50 per square foot. One of the tenants has two leases: one lease expires on June 30, 2010 (25,158 square feet) with no extension option and the other lease expires on March 31, 2013 (73,244 square feet) with a single option to extend the term by three years. The second tenant has multiple leases in two buildings, all of which expire on July 31, 2015 with options to extend the terms by five years and with respect to one building, the tenant has two five-year extension options. This tenant has the one-time option to terminate a single floor of one of the buildings or all of its space in that building (up to 106,828 square feet) as of July 2012, subject to a termination fee.

The Company does not intend to make significant renovations or improvements to the Willow Oaks Corporate Center. Management of the Company believes that the Willow Oaks Corporate Center is adequately insured.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before November 11, 2009, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: August 31, 2009	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer